Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-268316), Registration Statements on Form S-3 (File Nos. 333-278964, 333-278841, 333-271882 and 333-268302) and Registration Statements on Form S-8 (File Nos. 333-278667, 333-271044, 333-263972 and 333-260573) of RenovoRx, Inc., of our report dated March 31, 2025, relating to the financial statements of RenovoRx, Inc. appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

March 31, 2025